Exhibit 99.(j)(3)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about June 22, 2018.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
June 22, 2018